UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Westminster Street, Providence, Rhode Island 02903

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock – par value $0.125	TXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On March 17, 2020, Textron Inc. (“Textron”) issued and sold $650,000,000 principal amount of its 3.0% Notes due June 1, 2030 (the “Notes”) pursuant to its Registration Statement on Form S-3 (No. 333-219499), including the related Prospectus dated July 27, 2017, as supplemented by the Prospectus Supplement dated March 10, 2020. The exhibits to this Current Report on Form 8-K are hereby incorporated by reference in such Registration Statement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit Number	Description
1.1	Underwriting Agreement dated March 10, 2020 between Textron and the underwriters named therein, for whom J.P. Morgan Securities LLC and BofA Securities, Inc. acted as managers, relating to the offer and sale of the Notes, including Underwriting Agreement Standard Provisions (Debt) dated March 10, 2020.

4.1	Form of Global Note.

4.2	Officers’ Certificate dated March 17, 2020 establishing the Notes pursuant to the Indenture dated as of September 10, 1999 between Textron and The Bank of New York Mellon Trust Company, N.A., as Trustee.

5.1	Opinion of Bracewell LLP regarding the legality of the Notes.

23.1	Consent of Bracewell LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

/s/ Eric Salander
Eric Salander
Vice President – Investor Relations and Treasurer

Date: March 17, 2020